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                                                               EXHIBIT 99.(a)(2)


                                 AMENDMENT NO. 1
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                   OF COLONIAL INVESTMENT GRADE INTERVAL TRUST


         WHEREAS, Section 1 of Article I of the Agreement Declaration of Trust (Declaration of Trust) dated November 16, 1999 of the Colonial Investment Grade Interval Trust (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE THE UNDERSIGNED, being a majority of the Trustees of Colonial Investment Grade Interval Trust, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Colonial Investment Grade Bond Fund" and have authorized the following amendment to said Declaration of Trust:

                  Section 1 of Article I is hereby amended to read in its entirety as follows:

                           Section 1. This Trust shall be known as "Colonial
                  Investment Grade Bond Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of December 15, 1999.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns as of this 15th day of December, 1999.


/s/ Tom Bleasdale                       /s/ William E. Mayer
-----------------------                 -----------------------
Tom Bleasdale                           William E. Mayer


/s/ John V. Carberry                    /s/ James L. Moody, Jr.
-----------------------                 -----------------------
John V. Carberry                        James L. Moody, Jr.


/s/ Lora S. Collins                     /s/ John J. Neuhauser
-----------------------                 -----------------------
Lora S. Collins                         John J. Neuhauser


/s/ James F. Grinnell                   /s/ Thomas E. Stitzel
-----------------------                 -----------------------
James F. Grinnell                       Thomas E. Stitzel


/s/ Richard W. Lowry                    /s/ Robert L. Sullivan
-----------------------                 -----------------------
Richard W. Lowry                        Robert L. Sullivan


/s/ Salvatore Macera                    /s/ Anne-Lee Verville
-----------------------                 -----------------------
Salvatore Macera                        Anne-Lee Verville



Commonwealth of Massachusetts      )
                                   )ss.
County of Suffolk                  )

         Then personally appeared the above-named Trustees and executed Amendment No. 1 to the Agreement and Declaration of Trust of Colonial Investment Grade Interval Trust as their free act and deed before me, this December 15, 1999.


                                    /s/ Mary P. Mahoney
                                    Mary P. Mahoney
                                    Notary Public/My Commission Expires: 2/22/02